                                                                 EXHIBIT m(2)(e)


                                 AMENDMENT NO. 4
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                         MAXIMUM                 MAXIMUM                  MAXIMUM
                                                       ASSET-BASED               SERVICE                 AGGREGATE
          FUND                                        SALES CHARGE                 FEE                      FEE
          ----                                        ------------             -----------               ---------
AIM Developing Markets Fund                               0.75%                   0.25%                    1.00%
AIM Global Biotech Fund                                   0.75%                   0.25%                    1.00%
AIM Global Energy Fund                                    0.75%                   0.25%                    1.00%
AIM Global Financial Services Fund                        0.75%                   0.25%                    1.00%
AIM Global Health Care Fund                               0.75%                   0.25%                    1.00%
AIM Global Science and Technology Fund                    0.75%                   0.25%                    1.00%
AIM Strategic Income Fund                                 0.75%                   0.25%                    1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  September 23, 2002


                                              AIM INVESTMENT FUNDS
                                              (on behalf of its Class B Shares)


Attest:  /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
         -------------------------                -----------------------------
         Assistant Secretary                      Robert H. Graham
                                                  President